POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS,
that each of the undersigned hereby
constitutes and appoints David C.
Swanson, Steven M. Blondy, Robert J. Bush and
Jenny L. Apker with full
power of substitution, as the undersigned's true and lawful authorized representative and attorney-in-fact to:

	(1) execute for and on behalf
of each of the undersigned, in the
	    undersigned's capacity as an
officer or director of R.H. Donnelley
	    Corporation (the "Company"),
Forms 3, 4, and 5, and any and all
	    amendments thereto, in accordance
with Section 16 of the Securities and
	    Exchange Act of 1934 (the
"1934 Act"), and the rules and regulations
	    promulgated thereunder;


	(2) do and perform any and all acts for and on behalf of each of the

	    undersigned which may be necessary or desirable to complete the execution of any such form or schedule and the timely filing of such form or schedule with the United States Securities and Exchange

Commission and any stock exchange or stock market or other authority;

and

	(3) take any other action of any type whatsoever in connection with the
	    foregoing which, in the opinion of such attorney-in-fact, may be of
	    benefit to, in the best interest of, or legally required by, each of
	    the undersigned, it being understood that the documents executed by
	    such attorney-in-fact on behalf of each of the undersigned pursuant to
	    this Power of Attorney shall be in such form and shall contain such
	    terms and conditions as such attorney-in-fact may approve in such
	    attorney-in-fact's discretion.

	Each of the
undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact's substitute shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in service in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or any other provision of the 1934
Act or the rules and
regulations promulgated thereunder.

	This Power of Attorney shall
remain in full force and effect as to each of the undersigned until he or she is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holding of, or transactions in, the securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


					[SIGNATURES ON FOLLOWING PAGE]

	IN WITNESS
WHEREOF, the undersigned have caused this Power of Attorney to be executed as of date written below.

/s/ George A. Burnett

-------------------------
    George A. Burnett	Director and Chairman
of the Board    January 31, 2006

/s/ James A. Attwood, Jr.

-------------------------
    James A. Attwood, Jr.
Director						January 31, 2006

/s/ Michael P. Connors

-------------------------
    Michael P. Connors
Director						January 31, 2006

/s/ Anthony J. de Nicola

-------------------------
    Anthony J. de Nicola
Director						January 31, 2006

/s/ Glenn R. Hubbard

-------------------------
    Glenn R. Hubbard	 Director						January
31, 2006

/s/ Russell T. Lewis
-------------------------

Russell T. Lewis	 Director						January 27, 2006